Exhibit 99.02
Employment Agreement

Between

Peter S. Kraus

and

AllianceBernstein Corporation, AllianceBernstein Holding L.P.

and

AllianceBernstein L.P.

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 19th day of December, 2008 (the “Commencement Date”), between AllianceBernstein L.P. (the “Private Partnership”), AllianceBernstein Holding L.P. (“Holding,” and together with the Private Partnership, the “Partnership”) and AllianceBernstein Corporation (the “Corporation”, and together with the Partnership, the “Company”) and Peter S. Kraus (the “Executive”).

WHEREAS, the Company desires to employ the Executive as Chairman of the Board of the Corporation and Chief Executive Officer of the Corporation and the Partnership, and the Executive  is willing to be employed in such capacities, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive as follows:

1.            Employment.  During the Employment Term (as defined below) the Executive agrees to serve as the Chairman of the Board of the Corporation and Chief Executive Officer of the Corporation and the Partnership.  The term of  the Executive’s employment shall commence on December 19, 2008 (the “Commencement Date”) and shall continue until January 2, 2014, unless terminated earlier by either party on 30 days’ written notice or as otherwise provided in Section 6 (the “Employment Term”).

2.             Duties.  During the Employment Term, and except for illness or incapacity and reasonable vacation periods consistent with Company policies for other executive officers, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its affiliates, shall not be engaged in any other business activity, and shall perform and discharge well and faithfully the duties of the offices of the Company held by him, reporting directly to the Board of Directors of the Corporation.  In addition, the Executive will have reporting responsibilities to Christopher M. Condron as Chief Executive Officer of AXA Financial, Inc., the indirect parent of the Corporation, and/or the Chief Executive Officer of AXA, a societe anonyme organized under the laws of the Republic of France (“AXA”).  Notwithstanding the foregoing,  nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:

(a)	delivering lectures and fulfilling speaking engagements;

(b)	engaging in charitable, community and other personal activities; and

(c)	corporate boards subject to the Company’s Code of Business Conduct and Ethics and approval of the Board of the Corporation;

in each case, in accordance with Company policies as they may exist or be amended from time to time, provided, however, that such activities do not materially affect or interfere with the performance of the Executive’s duties and obligations to the Company or any of its affiliates.

3.             Place of Performance.  The principal place of employment of the Executive shall be in New York City, New York, USA, but the Executive understands that his duties under this Agreement will entail significant domestic and international travel.

4.             Compensation.  The Executive shall be compensated for services rendered during the Employment Term as follows:

(a)
Restricted Partnership Units.  In connection with the commencement of the Executive’s employment, on the Commencement Date, the Executive shall be granted restricted limited partnership units in Holding (the “Restricted Units”) in an amount equal to the lesser of (i) three million (3,000,000) or (ii) such number as shall result from the following calculation: $50,000,000 divided by the average closing price on the New York  Stock Exchange of  a limited partnership unit in Holding for the twenty (20) trading days ending on and including the Commencement Date and rounded up to the nearest whole number.  Subject to accelerated vesting as described in Section 7(c) or upon a “Change in Control” of the Company (as defined on Annex A attached hereto), the Restricted Units shall vest (and no longer be subject to restriction or forfeiture) ratably on each of the first five anniversaries of the Commencement Date,  provided, with respect to each installment, that the Executive continues to be employed on the vesting date.  In the event of a Change in Control of the Company, the Restricted Units shall immediately and fully vest and shall no longer be subject to restriction or forfeiture.  The Executive will not make an Internal Revenue Code Section 83(b) election with respect to the Restricted Units.  Applicable U.S. federal, state and local income and FICA tax withholding in respect of each vesting of an installment of Restricted Units will be satisfied by the Company retaining the portion  of the Restricted Units in such installment having a fair market value (based on the closing price of a Holding unit on the vesting date or the trading day immediately preceding the vesting date in the event the vesting date is not a trading day) equal to the tax withholding obligations on the installment of Restricted Units vesting on such date (the “Withheld Units”) (it being agreed and understood that the Executive shall not be treated as a partner at any time in respect of any such Withheld Units for tax purposes).  The Company shall pay to the Executive the cash distributions payable with respect to the unvested Restricted Units and the dollar amount equal to the cash distributions payable with respect to the number of any Withheld Units as soon as reasonably practicable and in no event later than five (5) business days following the payment of distributions to holders of Holding units generally; provided that no such payment shall be required with regard to any cash distribution with a record date following the earlier of:  (a) the termination of the Executive’s employment for any reason and (b)  December 19, 2013.   Notwithstanding the foregoing, if the Executive sells or transfers to a third party (other than a trust or other entity for estate planning purposes) any vested Restricted Units, the Company shall be relieved of its responsibility to make payments to the Executive equal to the cash distributions payable (with respect to record dates occurring after the date of such transfer) on the same number of Withheld Units.  The Executive shall be entitled to distribution payments on any vested Restricted Units owned by him to the same extent as any other holder of Holding units.  The grant of Restricted Units constitutes the entire commitment to the Executive with respect to equity compensation (i.e., is in lieu of annual equity grants) for the period 2008 through 2013.

(b)	Base Salary. The Executive shall be compensated at an annual base salary of Two Hundred Seventy Five Thousand Dollars ($275,000) (the “Base Salary”).

(c)
Annual Bonus.  Except as provided in Section 7, the Executive shall be entitled to receive a cash bonus for services performed in the Company’s 2009 fiscal year in the amount of Six Million Dollars ($6,000,000).  Any cash bonus in subsequent years shall be determined in the sole discretion of the Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”).  In determining whether and in what amount the Executive shall be entitled to a cash bonus in such subsequent years, the Compensation Committee shall take into consideration the value of any Restricted Units that are due to vest on December 19 of that year together with the value of any cash distributions on unvested Restricted Units and payments with respect to Withheld Units received by the Executive during the year with respect to which any cash bonus would relate.  The cash bonus for the Company’s 2009 fiscal year and any cash bonus for any subsequent year shall be payable on the date annual cash bonuses are paid to  executive officers of the Company generally, but in no event later than March 15 of the year following the year with respect to which such bonus payment was earned.

5.             Employee Benefits.

(a)
General Provisions.  Except as expressly provided in this Agreement, the Executive shall be eligible to participate in all employee benefit, welfare, fringe benefit and defined contribution plans offered by the Company (collectively referred to as the “Benefit Plans”), subject to their terms and conditions and on a basis that is no less favorable to the Executive than the basis on which such Benefit Plans are made available to other executive officers of the Company.

(b)
Vacation and Sick Leave.  The Executive shall be entitled to vacation and sick leave in accordance with the vacation and sick leave policies adopted by the Company from time to time for executive officers.

(c)
Business Travel and Expenses. The Executive shall be reimbursed by the Company for reasonable business expenses, which are incurred and accounted for in accordance with the Company’s normal practices and procedures for reimbursement of expenses applicable to executive officers.

(d)
Executive Car and Driver.  In order to ensure the accessibility and safety of the Executive during the Employment Term, the Company will provide the Executive with a car and driver for business and personal purposes.

(e)
Air Travel. The Executive may travel for business purposes by means of private aircraft at the Company’s expense with such aircraft to be provided by the Company by any commercially reasonable method as long as such methods are available to the Company and subject to reasonable limitations which may be imposed from time to time by the Board of Directors of the Company.  The Executive shall be entitled to use at the Company’s expense a private aircraft for occasional personal travel subject to reasonable limitations which may be imposed from time to time by the Board of Directors of the Company.

6.             Termination of Employment.  For purposes of determining entitlements pursuant to this Agreement the following definitions shall apply:

(a)
Termination by the Company for Cause.  Termination for “Cause” shall mean termination because of (i) the continued, willful failure by the Executive to perform substantially his duties with the Company after a written demand for substantial performance is delivered to the Executive by the Board of the Corporation which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties; (ii) the Executive’s conviction of, or plea of guilty or nolo contendere to, a crime that constitutes a felony; (iii) the willful engaging by the Executive in misconduct that is materially and demonstrably injurious to the Company or any of its affiliates; (iv) the willful breach by the Executive of the covenant set forth in Section 9 below not to disclose any confidential information pertaining to the Company or any of its affiliates or the covenant set forth in Section 8(a) below relating to not competing with the Company or any of its affiliates; or (v) the Executive’s failure to comply with a material written Company policy applicable to the Executive and related to workplace conduct as may exist or be amended from time to time.  No act or failure to act shall be considered “willful” for purposes hereof, unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that his action or omission is in the best interests of the Company.   The cessation of employment of the Executive shall not be deemed to be for Cause unless (A) the Executive has been given written notice in reasonable detail by the Company of the occurrence of one or more of the circumstances claimed to constitute Cause within thirty (30) days of the Board of Directors of the Corporation becoming aware of such circumstances and, except for terminations pursuant to Section 6(a)(ii), an opportunity for thirty (30) days to cure any such circumstances (to the extent such circumstances are subject to cure), and such circumstances remain uncured at the end of such thirty (30)-day period (provided that, in the event that the Executive cures such circumstances, the notice of termination shall be nullified) and (B) there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board of Directors of the Corporation (excluding the Executive) at a meeting of the Board of Directors of the Corporation called and held for such purpose (after reasonable notice is provided to the Executive and the Executive, together with counsel for the Executive, is afforded the opportunity to present whatever facts he reasonably believes are relevant to the Board for its consideration) finding that the Executive is guilty of the conduct described in clauses (i), (iii), (iv) or (v) above.

(b)	Death. If the Executive’s employment terminates by reason of death, the date of his death shall be the date of termination for purposes of this Agreement.

(c)
Termination by the Executive for Good Reason.  Termination for “Good Reason” shall mean a termination of employment by the Executive after having delivered to the Company a notice of termination specifying in reasonable detail the circumstances constituting Good Reason, within thirty (30) days after the occurrence of one or more of the following circumstances without the Executive’s express written consent, which is not remedied by the Company within thirty (30) days of its receipt of the Executive’s notice of termination (provided that, in the event that the Company cures such circumstances, the notice of termination shall be nullified), and the Executive’s “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended the (“Code”)) occurs no later than 120 days following the initial existence of one or more of the circumstances giving rise to Good Reason:

(i)	an assignment to the Executive of duties materially inconsistent with his position (including offices, titles and reporting responsibilities), authority, duties or responsibilities;

(ii)
a requirement that the Executive report to an officer or employee instead of reporting directly to the Board of Directors of the Corporation, except that the Executive acknowledges that it shall not be grounds for termination that, in addition to reporting to the Board of Directors of the Corporation, he shall also have reporting responsibilities to Christopher M. Condron as Chief Executive Officer of AXA Financial, Inc., the indirect parent of the Corporation, and/or to the Chief Executive Officer of AXA;

(iii)	any action or inaction that constitutes a material breach by the Company of this Agreement; or

(iv)	the Company’s requiring the Executive to be based at any office or location more than 25 miles commuting distance from the location referred to in Section 3 of this Agreement.

(d)
Termination for Disability.  Termination by the Company for “Disability” shall mean termination due to a good faith determination by the Company that the Executive is physically or mentally incapacitated and has been unable for a period of one hundred and twenty (120) days in the aggregate during any twelve-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity. In order to assist the Company in making such a determination and as reasonably requested by the Company, the Executive will (i) make himself available for medical examination by one or more physicians chosen by the Company and approved by the Executive, whose approval shall not be unreasonably withheld, (ii) grant the Company and any such physicians access to all relevant medical information relating to himself, (iii) arrange to furnish copies of medical records to the Company and such physicians, and (iv) use best efforts to cause his own physicians to be available to discuss his health with the Company and its chosen physicians.

7.             Compensation upon Termination.

(a)
Termination by the Company for Cause  or by  the Executive other than for Good Reason. If the Executive’s employment hereunder is terminated by the Company for Cause as defined in Section 6(a) or by the Executive (other than for Good Reason as defined in Section 6(c)), then: (i) the Company shall pay the Executive, within thirty (30) days after the date of termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination, any earned and unpaid annual bonus in respect of fiscal years of the Company completed prior to the date of termination (it being understood that, absent approval of the Compensation Committee, no such bonus shall have been deemed to have been earned for any year after 2009) and any unpaid cash distribution payments on the Restricted Units and the Withheld Units in accordance with and at the time specified in Section 4(a); (ii) the Executive shall immediately forfeit:  (A) any unvested Restricted Units and (B) if the termination occurs in 2009, the entire amount of the cash bonus to which the Executive would otherwise be entitled under Section 4(c); and (iii) the Executive shall not be entitled to any other benefits under any Benefit Plan or policy except to the extent such benefits are vested as of the date of termination or required by statute or the express provisions of this Agreement (the “Other Benefits”).  In addition, in the event of termination by the Executive other than for Good Reason on or after the second anniversary of the Commencement Date (including, without limitation, after the expiration of the Employment Term), the Company shall provide the Executive and his spouse with access to participation in the Company’s medical plans at the Executive’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate following the period of continued coverage under COBRA and until the date the Executive (or, in the case of his spouse, his spouse) attains age 65.

(b)
Termination Due to Death or Disability.  If the Executive’s employment hereunder is terminated by the Company due to death or Disability, then:  (i) the Company shall pay the Executive, within thirty (30) days after the date of termination:  (A) any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination and any earned and unpaid annual bonus in respect of fiscal years of the Company completed prior to the date of termination (it being understood that, absent approval of the Compensation Committee, no such bonus shall have been deemed to have been earned for any year after 2009); (B) the amount of Base Salary that would otherwise have been payable to the Executive had he remained employed through the end of the calendar year in which termination occurs, to the extent not previously paid; (C) if the termination occurs in 2009, a pro-rated portion of the 2009 cash bonus referred to in Section 4(c) (if such cash bonus has not already been paid) for services performed by the Executive prior to termination; and (D) any unpaid cash distribution payments on the Restricted Units and the Withheld Units in accordance with and at the time specified in Section 4(a); (ii) upon termination of Executive’s employment, and regardless whether such termination occurs before or after the expiration of the Employment Term, the Company shall provide at the Company’s expense continued health and welfare benefits for the Executive, the Executive’s spouse and the Executive’s dependents through the end of the calendar year in which termination occurs; and thereafter, until the date the Executive (or, in the case of his spouse, his spouse) attains age 65, the Company shall provide the Executive and his spouse with access to participation in the Company’s medical plans at the Executive’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate; (iii) the Executive shall immediately vest in a pro-rated portion of any Restricted Units otherwise due to vest on the next vesting date; and (iv) the Executive shall be entitled to the Other Benefits.

(c)
Severance Benefits. In the event the Executive’s employment hereunder is terminated by the Executive for Good Reason as defined in Section 6(c) or by the Company other than for reasons defined in Section 6(a), 6(b) or 6(d), the Executive shall be entitled to the following benefits, provided that the Executive executes and delivers a release substantially in the form of Exhibit A to this Agreement within 45 days after termination of his employment and does not exercise any right he may have to revoke such release:

(i)
within sixty (60) days after the date of termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination and any earned and unpaid annual bonus in respect of fiscal years of the Company completed prior to the date of termination (it being understood that, absent approval of the Compensation Committee, no such bonus shall have been deemed to have been earned for any year after 2009);

(ii)	any unpaid cash distribution payments on the Restricted Units and the Withheld Units in accordance with and at the time specified in Section 4(a);

(iii)
if the termination occurs in 2009, a pro-rated portion of the 2009 cash bonus referred to in Section 4(c) (if such cash bonus has not already been paid) for services performed by the Executive prior to termination;

(iv)	the immediate vesting of the next two installments of Restricted Units referred to in Section 4(a) or, if fewer, the balance of the installments that are unvested;

(v)	payments equal to the cost of COBRA coverage for the Executive for the period for which the Executive is eligible for COBRA;

(vi)
access for the Executive and his spouse to participation in the Company’s medical plans at the Executive’s sole expense based on a reasonably determined fair market value premium rate until the date the Executive (or, in the case of his spouse, his spouse) attains age 65; and

(vii)	the Other Benefits.

The severance benefits provided for herein shall be in lieu of any other severance benefits under any Company plan or policy and the Executive hereby waives any right to participate in any such arrangement.

8.              Non-solicitation and Non-competition.

(a)
During his employment with the Company and for a period of six months from the date of the Executive’s termination of employment hereunder for any reason, the Executive will not provide services, in any capacity, whether as an employee, consultant, independent contractor, owner, partner, shareholder, director, or otherwise, to any person or entity that provides products or services that compete with any present or planned business of the Company and any affiliate of the Company over which the Executive has or had during the six (6) months prior to the date of termination direct operating responsibility (an “Operational Affiliate”) (it being understood that, during the period of the Executive’s service on the Management Board of AXA, the Executive shall be considered to have direct operating responsibility over AXA and its controlled affiliates and that notwithstanding anything contained herein to the contrary, once he ceases to serve on the Management Board of AXA, he shall no longer be considered to have such direct operating responsibility solely by reason of his service on the Management Board of AXA); provided that, nothing herein shall prevent the Executive from being a passive owner of not more than 5% of the outstanding equity of any class of securities of an entity that is publicly traded and that owns or may acquire any corporation or business that competes with the Company or any of its affiliates.  A “planned business” for purposes of the preceding sentence shall mean a business:  (i) that the Executive is aware that the Company or an Operational Affiliate plans to enter within six months after the date of the termination of his employment, (ii) that is material to the entity that plans to enter such business, and (iii) in which such entity has invested material resources (including time of senior management) in preparation for launch.(b)For a period of one year following the termination of the Executive’s employment for any reason, the Executive will not solicit (whether directly or on his behalf through his instruction to any other person or entity) the business of any customer or prospective customer of the Company or any Operational Affiliate for any purpose other than to obtain, maintain and/or service the customer’s business for the Company or any of its affiliates.

(c)
For a period of one year following the termination of the Executive’s employment for any reason, the Executive agrees not to (whether directly or on his behalf through his instruction to any other person or entity) recruit, solicit or hire any employees of the Company or any Operational Affiliate to work for the Executive or any other person or entity.

(d)
Exclusive Property.  The Executive confirms that all confidential information is and shall remain the exclusive property of the Company.  All business records, papers and documents kept or made by the Executive relating to the business of the Company or any of its affiliates shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not without the prior written consent of the Corporation’s Board of Directors retain copies of, any written materials not previously made available to the public or any records and documents made by the Executive in his possession concerning the business or affairs of the Company or any of its affiliates.

(e)
Remedies.  Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 8 may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 8 or such other relief as may be required to specifically enforce any of the covenants in this Section 8.  The Company and its affiliates hereby agree that the covenants set forth herein are and shall be the exclusive covenants to which the Executive is subject and the remedies set forth herein shall be the exclusive remedies available to the Company and its affiliates with respect to a claimed breach.

9.             Confidentiality.  From the Commencement Date and continuing after the Employment Term, and except as otherwise required by law, the Executive shall not disclose or make accessible to any business, person or entity, or make use of (other than in the course of the business of the Company) any trade secrets, proprietary knowledge or confidential information which the Executive shall have obtained during his employment by the Company and which shall not be generally known to or recognized by the general public.  All information regarding or relating to any aspect of the business of the Company or any of its affiliates, including but not limited to that relating to existing or contemplated business plans, activities or procedures, current or prospective clients, current or prospective contracts or other business arrangements, current or prospective products, facilities and methods, manuals, intellectual property, price lists, financial information (including the revenues, costs, or profits associated with any of the products or services of the Company or any of its affiliates), or any other information acquired because of the Executive’s employment by the Company, shall be conclusively presumed to be confidential; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive).  The Executive’s obligations under this Section 9 shall be in addition to any other confidentiality or nondisclosure obligations of the Executive to the Company at law or under any other Company policy or agreements.

10.           Other Matters.

(a)
Representation and Warranty of Executive.  Except for the covenants that have been previously disclosed to the Company (on a confidential basis), the Executive represents and warrants that he is subject to no agreement or restriction that would limit his ability to execute and deliver this Agreement, or, as of the Commencement Date, immediately serve in the capacities and fully perform the services contemplated herein.  It is the mutual intent of the Executive and the Company that the Executive will fully honor his post-employment obligations to his prior employer, and in recognition of such obligations, including those applicable to any equity awards in respect of his prior employer’s common stock, the Company and its affiliates shall not, directly or indirectly, require the Executive to take any action or engage in conduct that could reasonably be expected to result in a breach of such covenants.

(b)
Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive relating to the subject matter hereof and supersedes any prior agreement or understandings and, except to the extent expressly provided herein or as required by law, any provisions of any plan, program, policy or other document of the Company pertaining to the subject matter hereof.

(c)
Assignment. This Agreement and the rights and obligations contained herein shall not be assignable or otherwise transferable by either party to this Agreement without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, any amounts or benefits owing to the Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executor or administrator.

(d)
Notices.  Any and all notices provided for under this Agreement shall be in writing and hand delivered or sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed to the Executive at his residence or to the Corporation, attention General Counsel, at its usual place of business, and all such notices shall be deemed effective at the time of delivery or at the time delivery is refused by the addressee upon presentation.

(e)
Amendment/Waiver.  No provision of this Agreement may be amended, waived, modified, extended or discharged unless such amendment, waiver, extension or discharge is agreed to in writing signed by both the Company and the Executive.

(f)
Applicable Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with the laws of the State of New York (applicable to contracts to be performed wholly within such State).

(g)
Severability.  The Executive hereby expressly agrees that all of the covenants in this Agreement are reasonable and necessary in order to protect the Company and its business.  If any provision or any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability and shall not affect in any way the validity or enforceability of the remaining provisions of this Agreement, or the remaining parts of such provision.

(h)
Successor in Interests.  In the event the Corporation, Holdings or the Private Partnership merges or consolidates with or into any other corporation or entity, or sells or otherwise transfers substantially all of its assets to another corporation or entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation or entity surviving or resulting from the merger or consolidation or to which the assets are sold or transferred and, prior to the consummation of any such event, the Corporation, Holdings or the Private Partnership, as applicable, shall obtain the express written assumption of this Agreement by the successor corporation or entity (other than in the case of a merger after which the Corporation, Holdings or the Private Partnership is the surviving entity).  All references herein to the Company refer with equal force and effect to each of the Corporation, Holdings  and the Private Partnership (unless the context clearly indicates otherwise) and any corporate or other successor of each such entity that acquires directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Corporation, Holdings or the Private Partnership.

(i)
Mitigation.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

(j)
Attorneys’ Fees.  The Company agrees to pay, within ten business days of receipt of an invoice from the Executive, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement (whether such contest is between the Company and the Executive or between either of them and any third party), together with interest at the applicable federal rate under Code Section 1274(d), provided that the Executive prevails on one material issue in the dispute.

11.           Applicable Taxes.  There shall be deducted from any compensation payments made under this Agreement any U.S. federal, state, and local taxes or other amounts required to be withheld under U.S. federal, state and local tax law.  With respect to the benefits described in Sections 5(d) and 5(e), 7(b)(ii) and 7(c)(v) of this Agreement, the Company will provide the Executive with full tax gross-up due to any imputed income therefrom, but the Executive shall be personally responsible for payment of taxes on any other imputed income resulting from any other benefits afforded under this Agreement.

12.           Indemnification and Insurance.  During the Employment Term and thereafter to the extent provided in the Corporation’s charter and by-laws and the Partnership Limited Partnership Agreements and applicable liability insurance policies, the Executive will be entitled to the protections afforded by the indemnification provisions of the Corporation’s charter and by-laws and the Partnership Limited Partnership Agreements and by the directors and officers liability insurance policies purchased from time to time and maintained by the Corporation and the Partnership, to the same extent as other directors and senior officers of the Corporation and the Partnership.

13.           Certain Additional Payments.

(a)
Determination of Gross-Up Payment.  In the event that the aggregate of all payments or benefits made or provided to or for the benefit of, or that may be made or provided to or for the benefit of, the Executive under this Agreement and under all other plans, programs and arrangements of the Company and its affiliates (the “Aggregate Payment”) is determined to constitute a “parachute payment” (as such term is defined in Section 280G(b)(2) of the Code), the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code (the “Excise Tax”) is payable with respect to such Aggregate Payment, an additional amount (the “Gross-Up Payment”) such that, after the imposition and payment of all income and excise taxes thereon (and any interest or penalties imposed with respect to such taxes) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Aggregate Payment.  Notwithstanding the foregoing provisions of this Section 13, if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Parachute Value (as defined below) of the Aggregate Payment does not exceed 110% of the Safe Harbor Amount (as defined below), then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Agreement shall be reduced so that the Parachute Value of the Aggregate Payment equals the Safe Harbor Amount.  The reduction of the amounts payable under this Agreement, if applicable, shall be made by reducing the payments or benefits under the following Sections in the following order (to the extent such payments or benefits constitute parachute payments): (i) Section 7(c)(v); (ii) Section 7(c)(iii); and (iii) Section 7(c)(iv).  If the reduction of the amounts payable under this Agreement would not result in a reduction of the Parachute Value of the Aggregate Payment to the Safe Harbor Amount, no amounts payable under this Agreement shall be reduced pursuant to this Section 13 and the Executive shall be entitled to the Gross-Up Payment. All determinations under this Section 13, including whether the Aggregate Payment constitutes a parachute payment exceeding 110% of the Safe Harbor Amount and the amount of the Gross-Up Payment to be paid to the Executive pursuant to this Section 13, shall be made by an independent auditor (the “Auditor”) jointly selected by the Company and the Executive and paid by the Company.  The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two (2) years preceding the date of its selection, acted as the primary auditor on behalf of the Company or any affiliate thereof.  If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.  Notwithstanding the foregoing, in the event that the amount of the Executive’s Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial Gross-Up Payment to the Executive under this Section 13 has been made, the Company shall pay to the Executive an additional amount with respect to such additional Excise Tax (and any interest and penalties thereon) in the amount determined by the Auditor so as to make the Executive whole, on an after-tax basis, with respect to such Excise Tax (and any interest and penalties thereon) and such additional amount paid by the Company.  In the event the amount of the Executive’s Excise Tax liability is subsequently determined to be less than the Excise Tax liability with respect to which any payment to the Executive has been made under this Section 13, the Executive shall, as soon as practical after the determination is made (or in the case of an amount for which the Executive must seek a refund, the receipt of such refund), pay to the Company the amount of the overpayment by the Company, reduced by the amount of any relevant taxes already paid by the Executive and not refundable, all as determined by the Auditor. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses incurred by the Executive in connection therewith shall be paid by the Company promptly upon notice of demand from the Executive.  The Company’s obligation to make  the Gross-Up Payments under this Section 13 shall not be conditioned upon the Executive’s termination of employment.  Any payment made to or on behalf of the Executive under this Section 13 shall be made in compliance with Code Section 409A and in no event later than the end of the year following the year that the related taxes are remitted to the applicable taxing authority.

(b)
Definitions.  For purposes of this Section 13, the following terms have the meanings set forth below: (i) the “Parachute Value” of a payment, benefit or distribution shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such payment, benefit or distribution that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Auditor for purposes of determining whether and to what extent the Excise Tax will apply to such payment; and (ii) the “Safe Harbor Amount” means 2.99 times the Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

14.           Internal Revenue Code Section 409A.

(a)
General.  It is intended that this Agreement shall comply with the provisions of Code Section 409A and the Treasury regulations relating thereto, or an exemption to Code Section 409A, and payments, rights and benefits may only be made, satisfied or provided under this Agreement upon an event and in a manner permitted by Code Section 409A, to the extent applicable, so as not to subject the Executive to the payment of taxes and interest under Code Section 409A. In furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Code Section 409A would result in the Executive being subject to payment of additional income taxes or interest under Code Section 409A, the parties agree to amend this Agreement to maintain to the maximum extent practicable the original intent of this Agreement while avoiding the application of such taxes or interest under Code Section 409A.   Severance benefits under this Agreement are intended to be exempt from Code Section 409A under the “separation pay exception,” to the maximum extent applicable.  Any payments that qualify for the “short-term deferral” exception or another exception under Code Section 409A shall be paid under the applicable exception.  For purposes of the limitations on nonqualified deferred compensation under Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the Code Section 409A deferral election rules and the exclusion under Code Section 409A for certain short-term deferral amounts.  All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Code Section 409A.  In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement.

(b)
In-Kind Benefits and Reimbursements; Tax Gross-ups.  All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement); (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.  Any tax gross-up payments (other than a payment under Section 13), shall be paid no later than the date on which the taxes on the underlying income or imputed income are due to the applicable tax authority, and in any event prior to the end of the Executive’s taxable year next following the Executive’s taxable year in which the applicable taxes (and any income or other related taxes or interest or penalties thereon) are remitted to the applicable taxing authority.

(c)
Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if the Executive is considered a “specified employee” for purposes of Section 409A (as determined in accordance with the methodology established by the Company as in effect on the date of termination), any payment that constitutes nonqualified deferred compensation within the meaning of Code Section 409A that is otherwise due to the Executive under this Agreement during the six-month period following his separation from service (as determined in accordance with Code Section 409A) shall be accumulated and paid to Executive on the first business day of the seventh month following his separation from service (the “Delayed Payment Date”).  The Executive shall be entitled to interest on any delayed cash payments  from the date of termination to the Delayed Payment Date at a rate equal to the applicable federal short-term rate in effect under Code Section 1274(d) for the month in which the Executive’s separation from service occurs.  If the Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A shall be paid to the personal representative of his estate on the first to occur of the Delayed Payment Date or thirty (30) days after the date of the Executive’s death.

15.           Survival.  The expiration of the Employment Term or termination of the Executive’s employment shall not destroy or diminish the binding force and effect of any of the provisions of this Agreement that expressly, or by reasonable implication, come into or continue in effect on or after such expiration or termination, including, without limitation, Sections 7, 8, 9, 11, 12, 13 and 14, and any provision governing the Executive’s rights to post-employment medical benefits.

16.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

IN WITNESS WHEREOF, the Corporation and the Partnership has caused this Agreement to be executed on its own behalf by its duly authorized officers, and the Executive has executed this Agreement on his own behalf intending to be legally bound, as of the Commencement Date.

ALLIANCEBERNSTEIN L.P.

By:	ALLIANCEBERNSTEIN CORPORATION,
its General Partner and on its own behalf

By:	/s/ Gerald M. Lieberman
Gerald M. Lieberman
President and Chief Operating Officer

ALLIANCEBERNSTEIN HOLDING L.P.

By:	ALLIANCEBERNSTEIN CORPORATION,
its General Partner and on its own behalf

By:	/s/ Gerald M. Lieberman
Gerald M. Lieberman
President and Chief Operating Officer

AGREED TO AND ACCEPTED BY

/s/ Peter S. Kraus
Peter S. Kraus

December 19, 2008
Date

ANNEX A

DEFINITION OF “CHANGE IN CONTROL”

EMPLOYMENT AGREEMENT OF PETER S. KRAUS

For purposes of this Agreement, “Change in Control” shall mean the occurrence, directly or indirectly, of any one of the following:

(i) AXA and its majority-owned subsidiaries cease to control the election of a majority of the Board of Directors of the Corporation;

(ii) the Corporation ceases to be the general partner of the Private Partnership, unless following any such transaction: (A) AXA owns, directly or indirectly, more than 50% of the combined voting securities entitled to vote generally in the election of directors (or other governing body) of the successor general partner; and (B) the Executive continues to serve as the chief executive officer and chairman of the applicable governing body of the successor entity to the Corporation with responsibilities, duties and authority at least commensurate with his responsibilities, duties and authorities prior to such transaction (with such conforming changes to this Agreement to reflect such succession as may be reasonably acceptable to the Executive);

(iii) Holding, or any successor in interest thereto, shall cease to be a publicly-traded entity;

(iv) the consummation of a reorganization, merger, consolidation, or similar transaction, involving the Corporation or the Private Partnership, in each case, unless following any such transaction, AXA owns, directly or indirectly, more than 50% of the combined voting securities entitled to vote generally in the election of directors (or other governing body) of the successor entity to the Corporation or the Private Partnership;

(v) any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Corporation or the Private Partnership or its operating subsidiaries (taken together), including the approval of any plan to dissolve or liquidate the Corporation or the Private Partnership, unless following any such transaction: (A) the business of the Company as of immediately prior to any such transaction is continued in the entity to which such assets are sold, leased, transferred or exchanged (the “successor entity”); (B) AXA owns, directly or indirectly, more than 50% of the combined voting securities entitled to vote generally in the election of directors (or other governing body) of the successor entity; and (C) the Executive continues to serve as the chief executive officer and chairman of the applicable governing body of the successor entity with responsibilities, duties and authority at least commensurate with his responsibilities, duties and authorities prior to such transaction (with such conforming changes to this Agreement to reflect such succession as may be reasonably acceptable to the Executive); or

(vi) any reorganization (whether through merger, consolidation, sale, lease, exchange or other transfer of assets (whether in one transaction or a series of transactions)), election, revocation of election, change in business, restructuring or other action (an “Action”) involving any of Holding, the Private Partnership or the Corporation (which Action is not necessitated by changes, occurring after the date hereof, in U.S. federal tax law relating to the status of Holding as an electing 1987 partnership within the meaning of Section 7704(g) of the Code), and resulting in either Holding or the Private Partnership ceasing to be taxed and treated as a partnership for purposes of the Code or income attributable to their operations otherwise becoming subject to tax under Subchapter C  of the Code unless the Company provides the Executive, with respect to all periods or portions of periods during the balance of the term of this Agreement, with additional cash payments which, when added to the distributions on the Restricted Units (or any security into which they may be converted) and any Withheld Units, results in the Executive retaining an aggregate amount (on an after-tax basis) that is no less than the Distribution Amount.  In calculating the amount of any payments required by the preceding clause, it shall be assumed that the Company’s distributions and earnings continue to be calculated after the Action using the methodology in existence immediately prior to the Action and consistent with prior practices.  “Distribution Amount” means the product of the earnings of the Partnership (or any successor entity) during the applicable year (without reduction for any federal, state or local income tax to the extent in excess of the federal tax under Code Section 7704(g)(3) and the New York City Unincorporated Business Tax, in each case, that would have been imposed on the Partnership if the Action had not been taken) and the Executive’s percentage interest in the Partnership (or any successor entity) (taking into account all units granted to the Executive pursuant to the first sentence of Section 4(a) of this Agreement to the extent that Executive is entitled to a distribution with respect to such units).

EXHIBIT A

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This CONFIDENTIAL GENERAL RELEASE AND AGREEMENT (the "Agreement") is made and entered into pursuant to section 7(c) of the Employment Agreement (“Employment Agreement”) dated as of December ___, 2008 between Peter S. Kraus (“Employee”) and AllianceBernstein L.P. (the "Private Partnership"), AllianceBernstein Holding L.P. ("Holding," and together with the Private Partnership, the "Partnership") and AllianceBernstein Corporation (the "Corporation", and together with the Partnership, the "Company”) and sets forth the agreement concerning the termination of employment of Employee with the Company including its current and former parents, subsidiaries and affiliates, and its and their respective current and former successors or predecessors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively "AllianceBernstein").

1.             Employee acknowledges and agrees that Employee’s employment with AllianceBernstein terminated on _______________.  Employee further acknowledges and agrees that, as of Employee’s termination date, Employee resigns from any and all officer positions and directorships Employee may hold with AllianceBernstein, if any.  In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, and provided Employee has not revoked this Agreement as set forth below, the Company will provide Employee the payments and other benefits set forth in section 7(c) of the Employment Agreement, less applicable withholdings, payable or provided at the times and in the manner set forth in section 7(c) of the Employment Agreement.  No portion of this amount shall be considered compensation for any Company benefit plan or program.

2.             In consideration of the payment and benefits described above, and for other good and valuable consideration, Employee by this instrument releases and forever discharges, AllianceBernstein from: all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Employee ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Employee’s execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding Employee’s employment with or termination of employment from AllianceBernstein, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, genetic information, disability or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967 (“ADEA”); the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act; the Genetic Information Nondiscrimination Act; the Pregnancy Discrimination Act; the Uniformed Services Employment and Reemployment Rights Act; the New York State Human Rights Law; the New York City Human Rights Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise (hereinafter, collectively referred to as the “Claims”).  Claims shall not include any claim relating to: (i) obligations under this Agreement; (ii) obligations under the Employment Agreement that survive in accordance with the terms thereof or this Agreement; (iii) obligations that, in each case, by their terms are to be performed after the date hereof (including, without limitation, obligations to the Employee under any equity compensation awards or agreements or obligations under any pension plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with their terms); (iv) obligations to indemnify the Employee respecting acts or omissions in connection with the Employee’s service as a director, officer or employee of AllianceBernstein; (v) obligations with respect to insurance coverage under any directors’ and officers’ liability insurance policies; (vi) Employee’s rights to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both the Employee, the Private Partnership, Holding, the Corporation, or AllianceBernstein are jointly responsible; (vii) any rights that the Employee may have as a unit holder of Holding; and (viii) facts or circumstances arising after the date hereof.  This Agreement may not be cited as, and does not constitute an admission by AllianceBernstein of, any violation of any such law or legal obligation with respect to any Claims.

3.             Employee represents and agrees that Employee has not filed any lawsuits or arbitrations against AllianceBernstein, or filed or caused to be filed any charges or complaints against AllianceBernstein with any municipal, state or federal agency charged with the enforcement of any law or any self-regulatory organization.  Pursuant to and as a part of Employee’s release and discharge of AllianceBernstein in respect of Claims, as set forth herein, with the sole exception of Employee’s right to bring a proceeding pursuant to the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee’s release of claims pursuant to the ADEA, Employee agrees, to the extent such agreement is not inconsistent with EEOC Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against AllianceBernstein in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves AllianceBernstein, and that occurred up to and including the date of Employee’s execution of this Agreement, unless (a) required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or to enforce this Agreement; or (b) requested to engage in conduct permissible under paragraph 7(d) of this Agreement.  To the extent any such action may be brought by a third party, Employee expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action.  Nothing in this Agreement shall prevent Employee (or Employee’s attorneys) from (i) commencing an action or proceeding to enforce this Agreement, or (ii) exercising Employee’s right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee’s waiver of ADEA claims set forth in paragraph 2 of this Agreement.

4.             Employee represents, warrants and acknowledges that AllianceBernstein owes Employee no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, notice pay, vacation pay, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement or the Employment Agreement and, if applicable, any AXA or AXA Financial equity plan.

5.             Employee agrees not to make intentionally disparaging remarks about AllianceBernstein, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against AllianceBernstein, except if testifying truthfully under oath pursuant to any subpoena, order, directive, request, or other legal process or otherwise required by law.  AllianceBernstein agrees not to make or cause to be made or authorize any public statements intentionally disparaging or defaming Employee, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against Employee, except if testifying truthfully under oath pursuant to any subpoena, order, directive, request, or other legal process or otherwise required by law.  AllianceBernstein will also specifically instruct the members of the Board of Directors of the Corporation, the members of the Management Executive Committee of the Partnership, the members of the AXA Management Board and any other individuals to be mutually agreed not to make or issue any communication, written or otherwise, that disparages or criticizes or reflects adversely on or encourages any adverse action against Employee, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

6.             Employee agrees to abide by the provisions of Section 8(d) and Section 9 of the Employment Agreement during the periods set forth therein, respectively.  Employee further confirms that Employee has delivered to AllianceBernstein any and all property and equipment of AllianceBernstein, including, without limitation, laptop computers, any other AllianceBernstein equipment, hardware, software and/or materials, Employee’s card key, identification card and passwords which may have been in Employee’s possession.

7.             Employee agrees not to disclose the terms, contents or execution of this Agreement, any Claims that have been or could have been raised against AllianceBernstein, or the facts and circumstances underlying this Agreement, except in the following circumstances:

(a)           Employee may disclose the terms of this Agreement to Employee’s immediate family, so long as such family member agrees to be bound by the confidential nature of this Agreement;

(b)           Employee may disclose the terms of this Agreement to (i) Employee’s financial and tax advisors so long as such financial and tax advisors agree to be bound by the confidential nature of this Agreement, (ii) taxing authorities if requested by such authorities and so long as they are advised of the confidential nature of this Agreement or (iii) Employee’s legal counsel; and

(c)           Pursuant to the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement.

(d)           Any non-disclosure provision in this Agreement, including without limitation this section 7, does not prohibit or restrict Employee (or Employee’s attorneys) from responding to any inquiry, or providing testimony, about this Agreement or its underlying facts and circumstances by, or before, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal or state regulatory authority.

8.             Upon service on Employee of any subpoena, order, directive, request or other legal process requiring Employee to engage in conduct encompassed within paragraphs 5, 6, or 7 of this Agreement, Employee or Employee’s attorney shall immediately notify AllianceBernstein of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive, request or other legal process and, to the extent permitted by such subpoena, order, directive, request or other legal process and applicable law, immediately send to the undersigned representative of AllianceBernstein via overnight delivery (at AllianceBernstein's expense) a copy of said documents served upon Employee; provided, however, that if Employee is requested to engage in conduct permitted under paragraph 7(d) of this Agreement Employee may comply with Employee’s obligations under this paragraph after Employee has responded to the inquiry or provided the testimony sought.

9.             Employee agrees that Employee will, to the extent permitted by applicable law, reasonably assist and cooperate with AllianceBernstein in connection with the defense or prosecution of any claim that may be made against or by AllianceBernstein, or in connection with any ongoing or future investigation or dispute or claim of any kind involving AllianceBernstein, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including preparing for and testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed by Employee or any act or omission by Employee, during the period that Employee was employed by AllianceBernstein.  AllianceBernstein shall reimburse Employee for reasonable expenses incurred in carrying out the provisions of this paragraph.

10.           Employee agrees to abide by the terms of each of Sections 8(a) and 8(b) of the Employment Agreement during the periods set forth therein, respectively.

11.           This Agreement and the Employment Agreement together constitute the entire agreement between AllianceBernstein and Employee with respect to the subject matter herein.  Employee affirms that, in entering into this Agreement, Employee is not relying upon any oral or written promise or statement (other than those in the Employment Agreement and this Agreement) made by anyone at any time on behalf of AllianceBernstein.

12.           This Agreement is binding upon Employee and Employee’s successors, assigns, heirs, executors, administrators and legal representatives.

13.           If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon all parties hereto.

14.           Without detracting in any respect from any other provision of this Agreement:

(a)           Employee, in consideration of the payments and benefits provided to Employee as described in paragraph 1 of this Agreement, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver of all Claims Employee has or may have against AllianceBernstein as set forth herein, including, but not limited to, all Claims arising under the ADEA, as amended, including, but not limited to, all claims of age discrimination in employment and all Claims of retaliation in violation of the ADEA; and Employee has no physical or mental impairment of any kind that has interfered with Employee’s ability to read and understand the meaning of this Agreement or its terms.

(b)           Employee understands that, by entering into this Agreement, Employee does not waive rights or claims that may arise after the date of Employee’s execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Agreement.

(c)           AllianceBernstein hereby advises Employee to consult with an attorney prior to executing this Agreement.

(d)           Employee acknowledges that Employee was informed that Employee had at least forty-five (45) days in which to review and consider this Agreement, to review the information as required by the ADEA if applicable (provided that a copy of such information has been attached to and made part of this Agreement), and to consult with an attorney regarding the terms and effect of this Agreement.

15.           Employee may revoke this Agreement within seven (7) days from the date Employee signs this Agreement, in which case this Agreement shall be null and void and of no force or effect on either AllianceBernstein or Employee.  Any revocation must be in writing and received by AllianceBernstein by 5:00 p.m. on the seventh day after this Agreement is executed and delivered by Employee.  Such revocation must be sent to ________________________, AllianceBernstein Human Resources Department, 1345 Avenue of the Americas, New York, NY 10104.

16.           This Agreement may not be changed or altered, except by a writing signed by an authorized executive officer of AllianceBernstein and Employee.  The laws of the State of New York will apply to any dispute concerning this Agreement.

17.           Employee understands and agrees that the terms set out in this Agreement shall survive the signing of this Agreement and receipt of benefits hereunder.

PLEASE READ CAREFULLY.  THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT ALLIANCEBERNSTEIN HAS ADVISED EMPLOYEE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EMPLOYEE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

Date:
Peter S. Kraus

On this
___ day of _________ 20__, before me personally came _________________, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that she executed the same.

Notary Public

AllianceBernstein L.P.

Date:
By:
Name:
Title:

AllianceBernstein Holding L.P.

Date:
By:
Name:
Title:

AllianceBernstein Corporation

Date:
By:
Name:
Title:

Employee must sign and return this Agreement to ___________________, AllianceBernstein Human Resources Department, 1345 Avenue of the Americas, New York, New York 10104 no later than midnight on the 45th day following Employee’s receipt of this Agreement or irrevocably lose the opportunity to receive the consideration detailed herein.  Employee received this Agreement on __________________________.